UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 1, 2011

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 255-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Joey Jacobs to the Board of Directors
On January 6, 2011, Cumberland Pharmaceuticals Inc. (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that Joey Jacobs has been appointed to the Company’s Board of Directors, effective January 1, 2011. Mr. Jacob’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors. The Company has summarized the compensation it provides to its non-employee directors in its most recent Proxy Statement filed with the Securities and Exchange Commission on March 22, 2010. Other than with respect to compensation, there are no arrangements or understandings between Mr. Jacobs and any other person pursuant to which he was elected as a director. Mr. Jacobs does not have a direct or indirect material interest in any party with respect to any transaction with the Company, as defined under Regulation S-K Item 404(a). Mr. Jacobs has not been appointed to any committee of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Cumberland Pharmaceuticals Inc. Press Release dated January 6, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

January 6, 2011	By:	David L. Lowrance

Name: David L. Lowrance
Title: CFO

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Exhibit Index

Exhibit No.	Description

99.1	Cumberland Pharmaceuticals Inc. Press Release dated January 6, 2011